Exhibit 10.43

COLLATERAL TRUST AGREEMENT

dated as of [ • ], 2026

among

PHOENIX ENERGY ONE, LLC,

as the Company,

PHOENIX OPERATING LLC,

as PhoenixOp,

the other Grantors from time to time party hereto,

ODYSSEY TRANSFER AND TRUST COMPANY,

as Collateral Trustee,

ADAMANTIUM CAPITAL LLC,

as Adamantium Lender

ODYSSEY TRANSFER AND TRUST COMPANY,

as Trustee under the 2026 Regulation D Secured Notes Indenture,

ODYSSEY TRANSFER AND TRUST COMPANY,

as Trustee under the 2026 Registered Secured Notes Indenture,

ODYSSEY TRANSFER AND TRUST COMPANY,

as Trustee under the Flex Notes Indenture,

and

the other Parity Lien Representatives

from time to time party hereto

(i)

(ii)

This COLLATERAL TRUST AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of [ • ], 2026 and is by and among Phoenix Energy One, LLC (the “Company”), Phoenix Operating LLC (“PhoenixOp”), the other Grantors from time to time party hereto, Odyssey Transfer and Trust Company (“Odyssey”), as collateral trustee (in such capacity and together with its successors and assigns in such capacity, the “Collateral Trustee”), Adamantium Capital LLC, as lender under the Adamantium Loan Agreement (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Adamantium Lender”), Odyssey, as trustee under the 2026 Regulation D Secured Notes Indenture (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “2026 Regulation D Secured Notes Trustee”), Odyssey, as trustee under the 2026 Registered Secured Notes Indenture (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “2026 Registered Secured Notes Trustee”), Odyssey, as trustee under the Flex Notes Indenture (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Flex Notes Trustee”), and any Parity Lien Representative of a Series of Parity Lien Debt that executes and delivers a Collateral Trust Joinder (each as defined below) from time to time.

RECITALS

The Company and the Adamantium Lender are party to that certain Loan Agreement, dated as of September 23, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Adamantium Loan Agreement”), pursuant to which the Adamantium Lender provides intercompany loans to the Company and PhoenixOp (the “Adamantium Loans”).

The Company, the guarantors from time to time party thereto, the 2026 Regulation D Notes Trustee, and the other parties thereto from time to time are party to that certain Indenture, dated as of [ • ], 2026 (including any supplemental indenture thereto, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2026 Regulation D Secured Notes Indenture”), pursuant to which the Company intends to issue senior subordinated junior lien notes (together with any additional notes issued pursuant to any supplemental indenture thereto, the “2026 Regulation D Secured Notes”) to the holders of the notes thereunder.

The Company, the guarantors from time to time party thereto, the 2026 Registered Secured Notes Trustee, and the other parties thereto from time to time are party to that certain Indenture, dated as of [ • ], 2026 (including any supplemental indenture thereto, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2026 Registered Secured Notes Indenture”), pursuant to which the Company intends to issue senior subordinated junior lien notes (together with any additional notes issued pursuant to any supplemental indenture thereto, the “2026 Registered Secured Notes”) to the holders of the notes thereunder.

The Company, the guarantors from time to time party thereto, the Flex Notes Trustee, and the other parties thereto from time to time are party to that certain Indenture, dated as of July 7, 2026 (including any supplemental indenture thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Flex Notes Indenture”; together with the 2026 Regulation D Secured Notes Indenture and the 2026 Registered Secured Notes Indenture, each an “Existing Indenture” and collectively, the “Existing Indentures”), pursuant to which the Company has issued and intends to issue senior subordinated junior lien notes (together with any additional notes issued pursuant to any supplemental indenture thereto, the “Flex Notes”; together with the 2026 Regulation D Secured Notes and the 2026 Registered Secured Notes, the “Existing Notes”) to the holders of the notes thereunder.

The Company and the other Grantors intend to secure their Obligations under the Adamantium Loan Agreement and the Existing Indentures, together with any future Parity Lien Debt and any other Parity Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Parity Lien Security Documents.

This Agreement sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Parity Lien Security Documents, and to enforce the Parity Lien Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms will have the following meanings:

“2026 Regulation D Secured Notes” has the meaning set forth in the recitals.

“2026 Regulation D Secured Notes Documents” means 2026 Regulation D Secured Notes Indenture and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the 2026 Regulation D Secured Notes Obligations, and other document or instrument executed or delivered at any time in connection with the 2026 Regulation D Secured Notes Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the 2026 Regulation D Secured Notes Indenture and the Junior Lien Intercreditor Agreement.

“2026 Regulation D Secured Notes Indenture” has the meaning set forth in the recitals.

“2026 Regulation D Secured Notes Trustee” has the meaning set forth in the preamble.

“2026 Regulation D Secured Notes Obligations” means the 2026 Regulation D Secured Notes and all Obligations owing by the Company, PhoenixOp and any other Guarantor and Grantor in respect thereof.

“2026 Registered Secured Notes” has the meaning set forth in the recitals.

“2026 Registered Secured Notes Documents” means the 2026 Registered Secured Notes Indenture and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the 2026 Registered Secured Notes Obligations, and other document or instrument executed or delivered at any time in connection with the 2026 Registered Secured Notes Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the 2026 Registered Secured Notes Indenture and the Junior Lien Intercreditor Agreement.

“2026 Registered Secured Notes Indenture” has the meaning set forth in the recitals.

“2026 Registered Secured Notes Trustee” has the meaning set forth in the preamble.

“2026 Registered Secured Notes Obligations” means the 2026 Registered Secured Notes and all Obligations owing by the Company, PhoenixOp and any other Guarantor and Grantor in respect thereof.

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Parity Lien Secured Parties (acting through their Parity Lien Representatives) of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Adamantium Lender” has the meaning set forth in the preamble.

“Adamantium Loan Agreement” has the meaning set forth in the recitals.

“Adamantium Loan Documents” means the “Loan Documents” as such term is defined in the Adamantium Loan Agreement.

“Adamantium Loan Obligations” means the Adamantium Loans and all Obligations owing by the Company, PhoenixOp, and any other Guarantor and Grantor in respect thereof.

“Adamantium Loans” has the meaning set forth in the recitals.

“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b).

“Additional Parity Lien Debt Certificate” means a notice in substantially the form of Exhibit A.

“Additional Secured Debt Designation” means the written agreement of any Parity Lien Representative, pursuant to the Parity Lien Documents governing such Series of Parity Lien Debt, for the benefit of all Parity Lien Secured Parties:

(1) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all Parity Lien Secured Parties equally and ratably;

(2) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(3) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the Parity Lien Security Documents.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or officer of the Person specified or (b) any other Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the preamble.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Collateral” means all properties and assets, whether real, personal or mixed, of the Company and the Grantors now owned or at any time hereafter acquired in which Liens have been granted, or purported to be granted, to the Collateral Trustee to secure any or all of the Parity Lien Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided that if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any other Grantor, such assets or properties will cease to be excluded from the Collateral if the Company or any other Grantor thereafter acquires or reacquires such assets or properties.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Company” has the meaning set forth in the preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Discharge of Adamantium Loan Obligations” means, each of the following has occurred:

(a) payment in full in cash of the principal of and interest on (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), all Indebtedness outstanding under the Adamantium Loan Documents;

(b) payment in full in cash of all other Adamantium Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnity obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Adamantium Loan Obligations;

provided, that the Discharge of Adamantium Loan Obligations shall be deemed not to have occurred if any Adamantium Loan Obligation is Refinanced in accordance with Section 5.03(b) of the Junior Lien Intercreditor Agreement and such Refinanced Indebtedness is then in effect and has not itself been discharged or Refinanced in accordance with Section 5.03(b) of the Junior Lien Intercreditor Agreement.

“Discharge of First Lien Obligations” shall have the meaning assigned to such term in the Junior Lien Intercreditor Agreement.

“Existing Indentures” has the meaning set forth in the recitals.

“Existing Notes” has the meaning set forth in the recitals.

“First Lien Collateral Agent” means Fortress Credit Corp., as collateral agent under the First Lien Intercreditor Agreement and any successor and assigns thereof in such capacity under the First Lien Intercreditor Agreement, or in the event of any Refinancing (as defined in the Junior Lien Intercreditor Agreement) of the First Lien Obligations in accordance with the Junior Lien Intercreditor Agreement, the collateral agent or other representative of lenders or holders of such Refinanced First Lien Obligations designated pursuant to the terms of the Junior Lien Intercreditor Agreement.

“First Lien Documents” has the meaning assigned to such term in the Junior Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 12, 2024, among the Company (as successor to Phoenix Capital Group Holdings, LLC), PhoenixOp, each other Grantor party thereto, Fortress Credit Corp., as collateral agent and administrative agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified, or replaced with the consent of the First Lien Collateral Agent and the Grantors, from time to time.

“First Lien Obligations” has the meaning assigned to such term in the Junior Lien Intercreditor Agreement.

“Flex Notes” has the meaning set forth in the recitals.

“Flex Notes Documents” means Flex Notes Indenture and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the Flex Notes Obligations, and other document or instrument executed or delivered at any time in connection with the Flex Notes Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the Flex Notes Indenture and the Junior Lien Intercreditor Agreement.

“Flex Notes Obligations” means the Flex Notes and all Obligations owing by the Company, PhoenixOp and any other Guarantor and Grantor in respect thereof.

“Flex Notes Indenture” has the meaning set forth in the recitals.

“Flex Notes Trustee” has the meaning set forth in the preamble.

“Grantor” means each of and “Grantors” means, collectively, the Company, PhoenixOp and the Guarantors and any other Person (if any) that at any time provides collateral security for any Parity Lien Obligations.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “Guarantee” has a correlative meaning.

“Guarantor” means each Subsidiary of the Company who has Guaranteed payment of any Parity Lien Obligations, and their respective successors and assigns, in each case until their respective Guarantee of all Parity Lien Obligations is released in accordance with the terms of the applicable Parity Lien Documents.

“Indebtedness” has the meaning assigned to such term in each of the Indentures or to such term or other similar term in any applicable Parity Lien Document.

“Indemnified Liabilities” means, with respect to each Parity Lien Secured Party, any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Parity Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, PhoenixOp, or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.10(a).

“Indentures” means collectively, the Existing Indentures and any other indenture that governs any Additional Parity Lien Debt.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(2) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(3) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Junior Lien Intercreditor Agreement” means that certain Amended and Restated Junior Lien Intercreditor Agreement, dated as of the date hereof, among the Company, PhoenixOp, the other Grantors party thereto from time to time, the First Lien Collateral Agent, the Collateral Trustee, as collateral trustee for the benefit of the Parity Lien Secured Parties, solely for purposes of Sections 2.02 and 5.01(b) thereof, the Adamantium Lender, the 2026 Regulation D Secured Notes Trustee, the 2026 Registered Secured Notes Trustee, the Flex Notes Trustee, and the other parties thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Junior Lien Intercreditor Agreement, or replaced, whether upon or after termination or otherwise).

“Junior Lien Intercreditor Agreement Joinder” means a joinder agreement substantially in the form of Annex II to the Junior Lien Intercreditor Agreement.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Modification” has the meaning set forth in Section 3.8(d)(1).

“Mortgage” has the meaning set forth in Section 3.8(d)(1).

“Mortgaged Property” has the meaning set forth in Section 3.8(d)(1).

“Notes” shall mean collectively, the Existing Notes and any other notes issued by the Company, PhoenixOp or any other Grantor under any Indenture of any additional Series of Parity Lien Debt.

“Obligations” means any principal, interest (including, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Odyssey” has the meaning set forth in the preamble.

“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by any Responsible Officer of the Company, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Opinion of Counsel” means an opinion in writing of legal counsel, which may be internal counsel, that is delivered to the Collateral Trustee, which opinion is reasonably acceptable to the Collateral Trustee and may contain customary exceptions and qualifications as to the matters set forth therein and which legal counsel may, in providing such opinion, rely upon certifications or other representations as to matters of fact.

“Parity Lien” means a Lien granted, or purported to be granted, by the Company or any other Grantor in favor of the Collateral Trustee pursuant to a Parity Lien Security Document, at any time, upon any property of the Company or such other Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Adamantium Loans under the Adamantium Loan Agreement and Guarantees thereof;

(2) the Existing Notes under the Existing Indentures and Guarantees thereof; and

(3) any other Indebtedness of the Company, PhoenixOp or any Guarantor that is secured equally and ratably with the Existing Notes and the Adamantium Loans by a Parity Lien that was permitted to be incurred and so secured under each applicable Parity Lien Debt Document and, unless Discharge of First Lien Obligations has occurred, the First Lien Documents (or as to which the lenders or holders (as applicable) under each Series of Parity Lien Debt have obtained an Officer’s Certificate at the time of incurrence to the effect that such indebtedness was permitted to be incurred and secured by all applicable Parity Lien Debt Documents and, unless Discharge of First Lien Obligations has occurred, the First Lien Obligations); provided that, in the case of any Indebtedness referred to in clause (3) of this definition:

(a) on or before the date on which such Indebtedness is incurred by the Company, PhoenixOp or any Guarantor, such Indebtedness is designated by the Company, in an Additional Parity Lien Debt Certificate executed and delivered in accordance with Section 3.8(b), as “Parity Lien Debt” for the purposes of the Parity Lien Debt Documents and this Agreement; provided further that no such Indebtedness may be designated as both (i) Parity Lien Debt and (ii) First Lien Obligations;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that is included in an Additional Secured Debt Designation;

(c) unless such Indebtedness is issued under an existing Parity Lien Debt Document for any Series of Parity Lien Debt whose Parity Lien Representative is already party to this Agreement, the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and

(d) all other requirements set forth in Section 3.8 have been complied with.

“Parity Lien Debt Default” means any “Event of Default” as defined in any of the Parity Lien Debt Documents, or any similar event or condition set forth in any other Parity Lien Document that causes, or permits holders of the applicable Series of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Debt Documents” means the Adamantium Loan Agreement, the Existing Indentures, and any additional indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt.

“Parity Lien Documents” means, collectively, the Adamantium Loan Documents, the 2026 Regulation D Secured Notes Documents, the 2026 Registered Secured Notes Documents, the Flex Notes Documents and any additional indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Parity Lien Security Documents.

“Parity Lien Obligations” means any all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several, or independent) of every nature from time to time owing by the Company, PhoenixOp or any other Grantor to the Collateral Trustee under this Agreement or any other Parity Lien Security Documents, the Adamantium Loan Obligations, the 2026 Regulation D Secured Notes Obligations, the 2026 Registered Secured Notes Obligations, and the Flex Notes Obligations, together with any other Parity Lien Debt and all other Obligations owing by the Company, PhoenixOp and any other Guarantor and Grantor in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the Adamantium Loans, the Adamantium Lender;

(2) in the case of the 2026 Regulation D Secured Notes, the 2026 Regulation D Secured Notes Trustee;

(3) in the case of the 2026 Registered Secured Notes, the 2026 Registered Secured Notes Trustee;

(4) in the case of the Flex Notes, the Flex Notes Trustee; or

(5) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt and (A) is appointed to act for the holders of such Series of Parity Lien Debt (including for purposes of the administration of the Parity Lien Security Documents, the execution and delivery of this Agreement, the Junior Lien Intercreditor Agreement and any joinder to either of the foregoing, and the binding of such holders to the terms hereof and thereof, including the subordination of Liens and the payment subordination provisions provided for therein) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations, each Parity Lien Representative and the Collateral Trustee.

“Parity Lien Security Documents” means this Agreement, each Collateral Trust Joinder, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, PhoenixOp or any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, securing Parity Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part, regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Notes” has the meaning given such term in the definition of “Required Parity Lien Debtholders.”

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, (x) the Flex Notes, the 2026 Registered Secured Notes and any other Series of Parity Lien Debt that constitutes an issuance by the Company, PhoenixOp or any Guarantor of Indebtedness that is registered under the U.S. Securities Act of 1933, as amended, (collectively, the “Registered Notes”) shall be disregarded and will not be deemed outstanding and (y) other than the Adamantium Loans, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding; provided that in determining whether the Collateral Trustee shall be protected in relying on any request, demand, authorization, direction, notice or waiver hereunder given by the holders of a majority in aggregate principal amount of all Parity Lien Obligations then outstanding, the Registered Notes, the Adamantium Loans (to the extent applicable), and Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company as identified by a Parity Lien Representative as such, as the case may be, will be disregarded; provided further that nothing in this definition shall otherwise limit the voting rights under any other Parity Lien Document of the Company or any Affiliate of the Company provided to such Person pursuant to the terms of such Parity Lien Document.

“Responsible Officer” when used with respect to the (i) Collateral Trustee, means any officer within the corporate trust department of the Collateral Trustee (or any successor group of the Collateral Trustee) or any other officer of the Collateral Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of this Agreement and (ii) the Company or any other Grantor, means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Legal Officer, the Controller, the Secretary or any Vice-President of the Company.

“Secured Debt Document” means the First Lien Documents and the Parity Lien Documents.

“Series of Parity Lien Debt” means, severally, the Adamantium Loans, the 2026 Regulation D Secured Notes, the 2026 Registered Secured Notes, the Flex Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election or appointment of the Person or Persons (whether directors, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Trust Estate” has the meaning set forth in Section 2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

Section 1.2 Rules of Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in each of the Parity Lien Documents.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Parity Lien Security Documents, the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of any Parity Lien Document(including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with such Parity Lien Documents.

(f) Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount of any outstanding letter of credit (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement and the other Parity Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Parity Lien Security Documents.

ARTICLE 2

THE TRUST ESTATE

Section 2.1 Declaration of Trust.

To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors hereby confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold such Lien in trust under this Agreement for the benefit of all current and future Parity Lien Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Trustee by each Grantor under any Parity Lien Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Parity Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an Officer’s Certificate stating that all Parity Liens have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Grantors are not required by any Parity Lien Document to grant or maintain any Parity Lien upon any property, then the Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 7.9 and 7.10 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2 Collateral Shared Equally and Ratably. Subject to the terms of the Junior Lien Intercreditor Agreement and Section 3.4 hereof, the parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Parity Liens established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations.

Section 2.3 Similar Collateral and Agreements. The parties to this Agreement agree that it is their intention that the Parity Liens be identical. In furtherance of the foregoing, the parties hereto agree that the Parity Lien Security Documents shall be in all material respects the same forms of documents creating Liens on the Collateral. In furtherance of the foregoing and notwithstanding anything herein to the contrary, so long as the Discharge of First Lien Obligations has not occurred, no Parity Lien shall be granted or accepted, and the Collateral Trustee shall not hold any Parity Lien, on any asset that is not also subject to a Lien securing the First Lien Obligations, and the Collateral Trustee shall release or assign any such Parity Lien if and as required by Section 2.05 of the Junior Lien Intercreditor Agreement

ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1 Appointment and Undertaking of the Collateral Trustee.

(a) Each Parity Lien Secured Party (other than the Collateral Trustee) acting through its respective Parity Lien Representative hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:

(1) accept, enter into, hold, maintain, administer and enforce all Parity Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Parity Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Parity Lien Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Parity Lien Security Documents to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to this Agreement and the Parity Lien Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a Parity Lien Secured Party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Parity Lien Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Parity Lien Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver (i) amendments and supplements to the Parity Lien Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officer’s Certificate to the effect that the amendment or supplement was permitted under Section 7.1 and (ii) acknowledgements of Collateral Trust joinders delivered pursuant to Section 3.8 or 7.22;

(7) release or subordinate any Lien granted to it by any Parity Lien Security Document upon any Collateral if and as required by Section 3.2 or Article 4; and

(8) perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Junior Lien Intercreditor Agreement.

(b) Each party to this Agreement (in the case of each Parity Lien Representative, on behalf of itself and the Parity Lien Secured Parties represented by it) acknowledges and consents to the appointment and undertakings of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Each Parity Lien Secured Party (other than the Collateral Trustee) acting through its respective Parity Lien Representative hereby (i) authorizes and directs the Collateral Trustee to enter into the Parity Lien Security Documents to which it is, or is intended to be, a party, and the Junior Lien Intercreditor Agreement and (ii) authorizes and empowers the Collateral Trustee (through the Parity Lien Security Documents and the Junior Lien Intercreditor Agreement) to bind the Parity Lien Secured Party as set forth in the Parity Lien Security Documents to which they are a party and the Junior Lien Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Parity Lien Security Documents and the Junior Lien Intercreditor Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations) unless and until it shall have been directed to do so pursuant to an Act of Parity Lien Debtholders and then only in accordance with the provisions of this Agreement and the Junior Lien Intercreditor Agreement.

(e) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Trustee.

Section 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee granted under any Parity Lien Security Document or consent to the release or subordination of any Lien of the Collateral Trustee granted under any Parity Lien Security Document, except:

(a) as directed by an Act of Parity Lien Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document;

(b) as required by Article 4;

(c) to release or subordinate Liens on Collateral to the extent permitted by each applicable Parity Lien Document; provided that the Collateral Trustee receives an Officer’s Certificate confirming the foregoing;

(d) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(e) for the release or subordination of the Trust Estate and the Parity Liens to the extent required by the Junior Lien Intercreditor Agreement.

Section 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a Parity Lien Debt Default entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Parity Lien Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each other Parity Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Junior Lien Intercreditor Agreement and this Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders.

Section 3.4 Application of Proceeds.

(a) Subject to the terms of the Junior Lien Intercreditor Agreement, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral received pursuant to any Parity Lien Security Document, or exercise of any right or remedy with respect to, any Collateral and proceeds thereof, and the proceeds of any title insurance or other insurance policy required under any Parity Lien Document or otherwise covering the Collateral, and any condemnation proceeds with respect to the Collateral, in the following order of application:

FIRST, to the payment of all costs (including counsel and advisor fees and expenses), fees, expenses, indemnities and other Indemnified Liabilities owing to the Collateral Trustee under this Agreement or any Parity Lien Security Document;

SECOND, to the Adamantium Lender for the application to the payment of all outstanding Adamantium Loan Obligations in such order as may be provided in the Adamantium Loan Documents, until Discharge of Adamantium Loan Obligations;

THIRD, to the other Parity Lien Representatives on a pro rata basis for each Series of Parity Lien Debt that are secured by such Collateral for application to the payment of all other outstanding Parity Lien Debt and any other Parity Lien Obligations that are so secured and then due and payable in such order as may be provided in the Parity Lien Documents applicable to the respective Parity Lien Obligations in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable and so secured (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding); and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

(b) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Collateral Trust Joinder including an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.

(c) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Parity Lien Debtholders, the Collateral Trustee may (but shall not be obligated to) sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(d) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations.

(e) The Collateral Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement or any other Parity Lien Security Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Parity Lien Secured Party failing to satisfy any certification or other requirements in respect of the Parity Lien Obligations, in which event the Collateral Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Section 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Parity Lien Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Parity Lien Debtholders.

(b) Except as directed by an Act of Parity Lien Debtholders, no Parity Lien Representative or holder of Parity Lien Obligations (other than the Collateral Trustee) will have any liability for an act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations.

Section 3.6 Documents and Communications. The Collateral Trustee will permit each Parity Lien Representative and each holder of Parity Lien Obligations upon reasonable written notice from such Parity Lien Representative and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies any Parity Lien Security Documents, the Junior Lien Intercreditor Agreement and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7 For Sole and Exclusive Benefit of Holders of Parity Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Parity Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8 Additional Parity Lien Debt.

(a) The Collateral Trustee will perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting a Series of Parity Lien Debt that is issued or incurred after the date hereof that:

(1) such Parity Lien Obligations are identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) unless such Parity Lien Debt is issued under an existing Parity Lien Debt Document for any Series of Parity Lien Debt whose Parity Lien Representative is already party to this Agreement, the designated Parity Lien Representative identified pursuant to Section 3.8(b) (i) signs a Collateral Trust Joinder and delivers the same to the Collateral Trustee and (ii) so long as Discharge of First Lien Obligations has not occurred, signs a Junior Lien Intercreditor Agreement Joinder and delivers the same to the First Lien Collateral Agent and the Collateral Trustee.

(b) The Company will be permitted to designate as additional Parity Lien Debt (and as additional Parity Lien Secured Parties hereunder each Person who is, or who becomes, a holder of such Parity Lien Debt) any additional Parity Lien Debt denominated in U.S. Dollars, incurred by the Company, PhoenixOp or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee and, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent (i) an Officer’s Certificate stating that the incurrence of such Additional Parity Lien Debt (as defined below) is authorized and permitted by the Parity Lien Documents and, prior to Discharge of First Lien Obligations, the First Lien Documents and (ii) an Additional Parity Lien Debt Certificate that:

(1) states that the Company or applicable Grantor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by each applicable Parity Lien Document and, prior to Discharge of First Lien Obligations, the First Lien Documents to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(2) specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;

(3) states that the Company and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Parity Lien Debt is secured by the Collateral in accordance with the Parity Lien Security Documents;

(4) attaches as Exhibit 1 to such Additional Parity Lien Debt Certificate a Reaffirmation Agreement (substantially in the form attached as Exhibit 1 to Exhibit A of this Agreement), which Reaffirmation Agreement has been duly executed by the Company and each other Grantor; and

(5) states that the Company has caused a copy of the Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each then existing Parity Lien Representative.

Upon the delivery of an executed Collateral Trust Joinder and Additional Parity Lien Debt Certificate to the Collateral Trustee in accordance with this Section 3.8, the Collateral Trustee shall acknowledge receipt thereof by countersigning a copy thereof and returning the same to such new Parity Lien Representative and the Company, as the case may be; provided, that the failure of the Collateral Trustee to so acknowledge or return the same shall not affect the status of such Additional Parity Lien Debt as Parity Lien Debt if the other requirements of this Section 3.8 are complied with. Although the Company shall be required to deliver a copy of each Additional Parity Lien Debt Certificate and each Collateral Trust Joinder to each then existing Parity Lien Representative, the failure to so deliver a copy of the Additional Parity Lien Debt Certificate and/or Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company, PhoenixOp or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Parity Lien Documents and, prior to Discharge of First Lien Obligations, the First Lien Documents.

(c) With respect to any Parity Lien Obligations constituting a Series of Parity Lien Debt that is issued or incurred after the date hereof, the Company and each of the Guarantors and Grantors agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee, any Parity Lien Representative or any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Parity Lien Security Documents (or execute and deliver such additional Parity Lien Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Parity Lien Debt, as applicable, is secured by, and entitled to the benefits of, the Parity Lien Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Parity Lien Security Documents). The Company and each other Grantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d) all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d) Without limiting the foregoing, the Company and each of the other Grantors agrees to take the following actions with respect to any real property Collateral with respect to all Additional Parity Lien Debt:

(1) the Company and the other applicable Grantors shall enter into, and deliver to the Collateral Trustee a mortgage modification (each such modification, a “Modification”) or new mortgage or deed of trust with regard to each real property subject to a mortgage or deed of trust (each such mortgage or deed of trust, a “Mortgage” and each such property a “Mortgaged Property”), with such changes as may be required to account for local law matters, at the time of such incurrence, in proper form for recording in all applicable jurisdictions, in a form and substance reasonably satisfactory to the Collateral Trustee, the Company and such other Grantors are jointly and severally liable to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such real property to be encumbered thereby is situated; and

(2) the applicable Grantor shall deliver to the Collateral Trustee all other items reasonably necessary to record each such Mortgage and Modification and to create, perfect or preserve the validity, enforceability and priority of the Lien of the mortgage(s) as set forth above and contemplated hereby and by the Parity Lien Documents.

ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE COMPANY

AND THE OTHER GRANTORS

Section 4.1 Release of Liens on Collateral.

(a) The Parity Liens upon the Collateral will be automatically terminated and discharged as follows:

(i) in whole, as to all property subject to such Parity Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii) in whole, as to all property subject to such Parity Liens, upon:

(A) payment or satisfaction in full in cash of the principal of, accrued and unpaid interest and premium, if any and such other amounts due on the all outstanding Parity Lien Debt and the payment in cash of all other Parity Lien Obligations and termination or expiration of all commitments to extend credit under all Parity Lien Documents; or

(B) release of Parity Liens with respect to every Series of Parity Lien Debt in accordance with the corresponding Parity Lien Documents; or

(iii) in part, as to any property that (A) is sold, transferred or otherwise disposed of by the Company or one of the Guarantors in a transaction permitted under the Parity Lien Documents, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of; provided, in each case, that any products or proceeds received by the Company, PhoenixOp or any other Grantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by each of the Parity Lien Documents, or (B) is owned or at any time acquired by a Guarantor that has been released from its Guarantee (and any guarantee of other Parity Lien Obligations), concurrently with the release of such Guarantee (and any guarantee of other Parity Lien Obligations); or

(iv) as to release of all or substantially all of the Collateral to the extent not pursuant to a transaction permitted by the Parity Lien Documents, with the consent of the requisite percentage or number of holders or lenders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Document, in each case acting through their respective Parity Lien Representative; or

(v) as to releases of less than all or substantially all of the Collateral if directed by an Act of Parity Lien Debtholders;

(vi) if and to the extent, and in the manner, required by Section 5.01 of the Junior Lien Intercreditor Agreement.

(b) The Collateral Trustee agrees for the benefit of the Company and the other Grantors that if the Collateral Trustee at any time receives:

(i) an Officer’s Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, the Junior Lien Intercreditor Agreement and all other Parity Lien Documents, if any, relating to the release of the Parity Lien on the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(ii) the proposed instrument or instruments releasing such Parity Lien as to such property in recordable form, if applicable; then, promptly following receipt by the Collateral Trustee of the items required by this Section 4.1(b), upon request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or other applicable Grantor on or before the date specified in such request for such release; provided that, in the case of a release of Parity Liens under Section 4.1(a)(vi), the Collateral Trustee shall execute and deliver such proposed instruments releasing its Parity Liens contemporaneously with the execution and delivery of such similar instruments by the First Lien Collateral Agent in accordance with the terms of the Junior Lien Intercreditor Agreement.

(c) The Collateral Trustee hereby agrees that:

(i) in the case of any release pursuant to Section 4.1(a)(iii), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Junior Lien Intercreditor Agreement and reasonable prior written notice, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Section 4.2 Delivery of Copies to Parity Lien Representatives. The Company will deliver to each Parity Lien Representative a copy of each Officer’s Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officer’s Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon. Each Parity Lien Representative shall, within five Business Days of the receipt by it of the Officer’s Certificate and proposed release instrument(s) delivered to the Collateral Trustee pursuant to Section 4.1(b), deliver a copy of such notice to each registered holder of the Series of Parity Lien Debt for which it acts as Parity Lien Representative.

Section 4.3 Collateral Trustee not Required to Serve, File or Record. Subject to Section 3.2 and Article 5, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of the Company or Grantor to comply with the requirements of such UCC provision (at the Company’s cost and expense); provided, further, that the Collateral Trustee must first confirm with the applicable Parity Lien Representative that the requirements of such UCC provisions have been satisfied.

Section 4.4 Release of Liens in Respect of any Series of Parity Lien Debt.

(a) In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Parity Lien will no longer secure any series of Notes outstanding under the corresponding Indenture or any related Parity Lien Obligations, and the right of the holders of the Notes of such series and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Lien on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the “satisfaction and discharge” (or such similar terms) provisions of the corresponding Indenture;

(2) upon a Legal Defeasance or Covenant Defeasance (each as defined under the corresponding Indenture) of the Notes of such Series of Parity Lien Debt as set forth under the “legal defeasance” and “covenant defeasance” (or such similar terms) provisions of the corresponding Indenture;

(3) upon payment in full and discharge of all Notes of such Series of Parity Lien Debt outstanding under the corresponding Indenture and all Obligations that are outstanding, due and payable under the corresponding Indenture at the time the Notes of such Series of Parity Lien Debt are paid in full and discharged; or

(4) in whole or in part, with the consent of the holders of the requisite percentage of the Notes of such Series of Parity Lien Debt in accordance with the “amendment and waivers” (or such similar terms) provisions of the corresponding Indenture.

(b) In addition to any release pursuant to Section 4.1 hereof, as to any Series of Parity Lien Debt other than the Notes, the Parity Liens will no longer secure such Series of Parity Lien Debt if such Parity Lien Debt has been paid in full, all commitments to extend credit in respect of such Series of Parity Lien Debt have been terminated and all other Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid in full, or if otherwise required by the terms of such Parity Lien Debt or the Junior Lien Intercreditor Agreement.

ARTICLE 5

PROTECTIONS AND IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Parity Lien Security Documents and the Junior Lien Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Parity Lien Documents or the Junior Lien Intercreditor Agreement, or otherwise exist against the Collateral Trustee. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the other Parity Lien Security Documents or the Junior Lien Intercreditor Agreement. Any permissive rights of the Collateral Trustee enumerated herein shall not be construed as duties or obligations.

Section 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Parity Lien Security Documents and the Junior Lien Intercreditor Agreement executed by the Collateral Trustee as of the date of this Agreement, and the Collateral Trustee shall, at the request of the Company (in the form of an Officer’s Certificate), execute amendments to any Parity Lien Security Documents or the Junior Lien Intercreditor Agreement and additional Parity Lien Security Documents delivered to it after the date of this Agreement (including to secure Parity Lien Obligations arising under Additional Parity Lien Debt to the extent such Parity Lien Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Parity Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the other Parity Lien Security Documents or applicable law. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement, the other Parity Lien Security Documents to which it is a party and the Junior Lien Intercreditor Agreement).

Section 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Parity Lien Debtholders, an Officer’s Certificate, written instructions from the Parity Lien Representatives or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Parity Lien Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Parity Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

(c) The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction by an Act of Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such Parity Lien Secured Parties have furnished to the Collateral Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby, including such reasonable advances as may be requested by the Collateral Trustee.

Section 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Parity Lien Security Document, except for its own gross negligence or willful misconduct as determined by a final non-appealable order court of competent jurisdiction.

Section 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

Section 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, Opinion of Counsel or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Grantor or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the Parity Lien Secured Parties for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement (and need not to investigate any fact or matter stated therein) or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Parity Lien Security Documents has been duly authorized to do so. The Collateral Trustee shall receive and retain financial reports and statements of the Company to the extent provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company. To the extent an Officer’s Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officer’s Certificate or Opinion of Counsel as to such matter and such Officer’s Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Parity Lien Security Documents.

Section 5.8 Parity Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any actual or constructive notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.

Section 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Parity Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Parity Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Parity Lien Secured Parties.

Section 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Parity Lien Security Documents resulting in adverse claims being made in connection with the Trust Estate and the terms of this Agreement or any of the other Parity Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Parity Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by an Act of Parity Lien Debtholders or by order of a court of competent jurisdiction.

Section 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any mortgages, deeds of trusts or any other documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Parity Liens on the Collateral; provided, that notwithstanding the foregoing, the Collateral Trustee will execute, file or record UCC-3 continuation statements, mortgages, deeds of trust and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein and in the Junior Lien Intercreditor Agreement) if it shall receive a specific written request to execute, file or record such financing statement, mortgage, deed of trust, document or instrument by any Parity Lien Representative. The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) None of the Collateral Trustee nor any of its respective officers, directors, employees, attorneys or agents makes any representations as to, and shall not be responsible or liable for the existence, genuineness, value, protection or condition of, any of the Collateral, the title of the Grantors thereto or as to the security afforded or intended to be afforded thereby, hereby or by any of the Parity Lien Security Documents, or for the legality, sufficiency, effectiveness, validity, perfection, priority or enforceability of the Parity Liens or any other security interests in any of the Collateral created or intended to be created by any of the Parity Lien Security Documents, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of any of the Parity Lien Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or any defect or deficiency as to any such matters.

(c) The Collateral Trustee hereby disclaims any representation or warranty to the current and future Parity Lien Secured Parties concerning the perfection of the security interests granted to it or in the value of any Collateral.

(d) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties of any other Person contained in this Agreement or in any Parity Lien Security Documents, all of which are made solely by the Grantors.

Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Parity Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Parity Lien Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of the Company or any other Grantor.

Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15 Other Relationships with the Company or Guarantors. Odyssey and its Affiliates (and any successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Grantor or any Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Parity Lien Secured Parties. The Parity Lien Secured Parties acknowledge that, pursuant to such activities, Odyssey or its Affiliates (and any successor Collateral Trustee and its Affiliates) may receive information regarding any Grantor or any Guarantor or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Grantor, such Guarantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Parity Lien Secured Parties. Nothing herein shall impose or imply any obligation on the part of Odyssey (or any successor Collateral Trustee) to advance funds.

Section 5.16 No Liability for Interest. The Collateral Trustee shall not be liable for interest or investment income on any money or securities received by it, except as the Collateral Trustee may agree in writing with the Company or the Parity Lien Secured Parties.

Section 5.17 Non-Reliance on Collateral Trustee.

(a) The Collateral Trustee shall not be required to keep itself informed as to the performance or observance by any Grantor or Guarantors of any of its covenants, agreements or other obligations under this Agreement, any Parity Lien Document or any other document referred to or provided for herein or therein. Except for notices, reports and other documents and information expressly required to be furnished to any Parity Lien Secured Party by the Collateral Trustee hereunder, the Collateral Trustee shall have no duty or responsibility to provide any Parity Lien Secured Party with any credit or other information concerning the affairs, financial condition or business of the Company or any Guarantor that may come into the possession of the Collateral Trustee or any of its Affiliates.

(b) The Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents or other evidence of indebtedness, unless requested in writing by an Act of Parity Lien Debtholders; provided, that if the payment within a reasonable time to the Collateral Trustee of the costs, expenses, claims or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Collateral Trustee, not reasonably assured to the Collateral Trustee by the security afforded to it by the terms of this Agreement, the Collateral Trustee may require indemnity satisfactory to it in its reasonable judgment against such costs, expenses, claims or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid or reimbursed by the Company o upon demand.

(c) Each Parity Lien Representative, on behalf of itself and each Parity Lien Secured Party it represents, acknowledges that such Parity Lien Secured Parties have, independently and without reliance on any other Parity Lien Representative or the Collateral Trustee, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Parity Lien Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Parity Lien Documents or this Agreement (it being understood that the Collateral Trustee has not made nor has a duty to make any credit analysis).

(d) The Collateral Trustee will not be deemed to have knowledge of any fact or matter (including, without limitation, a Parity Lien Debt Default) unless a Responsible Officer of the Collateral Trustee shall have received written notice of such fact or matter.

Section 5.18 Force Majeure. The Collateral Trustee shall not be liable for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war, terrorism, sabotage, accidents, pandemics or epidemics, governmental regulations superimposed after the fact, civil or military disturbances, acts of civil or military authority or governmental actions, fire, computer (hardware or software) or communication line failures, computer viruses, power failures, earthquakes or other disasters or similar acts beyond its control.

Section 5.19 Damages Limitations. Without limiting the agreements set forth in Section 7.9(1) below, in no event shall the Collateral Trustee be responsible or liable to any person for special, punitive (to the fullest extent a claim for punitive damages may lawfully be waived), indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE 6

RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ written notice of resignation to each Parity Lien Representative and the Company; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders.

Section 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal of the Collateral Trustee, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders. So long as the Discharge of First Lien Obligations has not occurred, no appointment of a successor Collateral Trustee (whether by an Act of Parity Lien Debtholders, by the retiring Collateral Trustee or by a court) shall become effective unless (x) not less than ten Business Days’ prior written notice thereof has been given to the First Lien Collateral Agent and (y) such successor Collateral Trustee has delivered to the First Lien Collateral Agent a written confirmation that it is bound by, and assumes the rights and obligations of the “Junior Lien

Collateral Trustee” under, the Junior Lien Intercreditor Agreement. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers; and

(2) having a combined capital and surplus of at least $50,000,000.

Until the appointment of a successor Collateral Trustee as provided for in this Section 6.2, after the resignation or removal of the Collateral Trustee, all communications and determinations required to be made by, to or through the Collateral Trustee shall instead by made by, to or through the Parity Lien Representatives (with copies to the Collateral Trustee).

Section 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person so appointed shall execute, acknowledge and deliver to the Company and to the predecessor Collateral Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Collateral Trustee shall become effective and such Person, without any further act, deed or conveyance, will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the Company and upon full payment of any amount then due to the predecessor Collateral Trustee under this Agreement or any other Parity Lien Security Document) promptly transfer all Parity Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be reasonably requested by the successor Collateral Trustee or the Company to transfer to the successor Collateral Trustee all Parity Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Parity Lien Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the protections immunities granted to it in Article 5 and the provisions of Sections 7.9 and 7.10, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee.

Section 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) and (2) of Section 6.2.

Section 6.5 Concerning the Collateral Trustee and the Parity Lien Representatives.

(a) Notwithstanding anything contained herein to the contrary, other than with respect to the Adamantium Lender, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any other Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto. In acting hereunder, any Parity Lien Representative shall be entitled to all of the rights, privileges, indemnities and immunities granted to such Parity Lien Representative in the applicable Parity Lien Documents, as if such rights, privileges, indemnities and immunities were set forth herein.

(b) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by the Collateral Trustee, not in its individual capacity or personally but solely in its capacity as Collateral Trustee, and in no event shall the Collateral Trustee, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any other Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(c) In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Parity Lien Security Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Grantors or any Parity Lien Representative.

(d) Notwithstanding anything to the contrary in any Parity Lien Document,

(i) the Collateral Trustee shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely as directed by an Act of Parity Lien Debtholders;

(ii) no Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of their Parity Lien Secured Party pursuant to their applicable Parity Lien Documents;

provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (x) it in good faith believes exposes it to liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action, or (y) is contrary to any Parity Lien Document or applicable law.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment.

(a) So long as the Discharge of First Lien Obligations has not occurred, and in addition to any consent required under the Junior Lien Intercreditor Agreement, (x) no amendment or supplement to Section 2.2, Section 2.3, Section 3.8, Article 4, or Section 7.22, or to the definitions of “Collateral”, “Junior Lien Intercreditor Agreement”, “Parity Lien”, “Parity Lien Debt”, “Parity Lien Obligations”, “Parity Lien Secured Parties” or “Parity Lien Security Documents”, and (y) no amendment, modification, waiver or other change to this Agreement which is adverse in any respect to any right, privilege or interest of the First Lien Collateral Agent, in each case, will be effective without the prior written consent of the First Lien Collateral Agent. Except as provided in the Junior Lien Intercreditor Agreement, no amendment or supplement to the provisions of this Agreement or any other Parity Lien Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Parity Lien Debtholders, except that:

(1) Each Parity Lien Secured Party hereby irrevocably authorizes the Collateral Trustee, and without any further direction by an Act of Parity Lien Debtholders, to enter into and give effect to any amendment or supplement that has the effect solely of:

(A) adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Parity Liens thereon or the rights of the Collateral Trustee therein;

(B) providing for the assumption of the Company, PhoenixOp or any other Grantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company, PhoenixOp or such Grantor to the extent permitted by the terms of the Parity Lien Documents;

(C) designating Additional Parity Lien Debt, and Parity Lien Representatives in respect thereof, in accordance with Section 3.8 of this Agreement and Section 7.23 of the Junior Lien Intercreditor Agreement;

(D) joining a party as a Grantor to this Agreement in accordance with Section 7.18 of this Agreement;

in each case, that will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any Parity Lien Secured Party:

(A) to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders (or amends the provisions of this Section 7.1(a)(2) or the definition of “Act of Parity Lien Debtholders” or “Required Parity Lien Debtholders”);

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Sections 3.2, 4.1 or 4.4; or

(C) to require that Parity Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Sections 3.2, 4.1 or 4.4;

in each case, will become effective without the consent of the requisite percentage or number of holders or lenders of each Series of Parity Lien Debt so adversely affected under the applicable Parity Lien Document, in each case acting through their respective Parity Lien Representative; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights, duties, protections or immunities of the Collateral Trustee or any Parity Lien Representative, respectively, will become effective without the written consent of the Collateral Trustee or such Parity Lien Representative, respectively.

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3) and the Junior Lien Intercreditor Agreement:

(1) any mortgage or other Parity Lien Security Document may be amended or supplemented with the approval of the Collateral Trustee acting as directed by and Act of Parity Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the Junior Lien Intercreditor Agreement;

(2) any amendment or waiver of, or any consent under, any provision of any security document that secures First Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Security Document without the consent of or notice to any Parity Lien Secured Party and without any action by the Company, any other Grantor, the Collateral Trustee or any other Parity Lien Secured Party, in accordance with the terms of the Junior Lien Intercreditor Agreement; and

(3) any mortgage or other Parity Lien Security Document may be amended or supplemented in connection with Section 3.8 hereof or with the approval of the Collateral Trustee (but without the consent of or prior notice to any Parity Lien Secured Party and without any action by any Parity Lien Secured Party) (i) to cure any ambiguity, defect or inconsistency, or (ii) to make other changes that do not have an adverse effect on the validity of the Parity Lien created thereby.

(c) The Collateral Trustee will not enter into any amendment or supplement to this Agreement or any other Parity Lien Security Document unless it has received an Officer’s Certificate certifying that such amendment or supplement is authorized or permitted under this Agreement and will not result in a breach of any provision or covenant contained in any Parity Lien Security Documents or any of the Parity Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an Opinion of Counsel (i) as conclusive evidence that any such amendment or supplement executed pursuant to hereto is authorized or permitted hereunder and (ii) with respect to amendments adding Collateral, addressing customary creation and perfection.

Section 7.2 Voting. In connection with any matter under this Agreement requiring an Act of Parity Lien Debtholders, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt and act through its Parity Lien Representative. Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will vote the total amount of Parity Lien Debt under that Series of Parity Lien Debt as a block in respect of any Act of Parity Lien Debtholders in respect to any vote under this Agreement. Notwithstanding the foregoing, no votes of the Flex Notes, the 2026 Registered Secured Notes, and any other Series of Parity Lien Debt constituting an issuance of Registered Notes shall be counted in any manner in respect of any Act of Parity Lien Debtholders in respect to any vote under this Agreement.

Section 7.3 Further Assurances.

(a) The Company and each other Grantor will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Parity Lien Secured Parties, duly created and enforceable and perfected Parity Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the lien priority required under, the Parity Lien Documents and the Junior Lien Intercreditor Agreement.

(b) Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time, the Company and each other Grantor will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee or any Parity Lien Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the Parity Lien Secured Parties; provided that no such security document, instrument or other document shall be materially more burdensome upon the Grantors and the Guarantors than the First Lien Document executed and delivered by the Company and the Guarantors securing the First Lien Obligations.

Section 7.4 Successors and Assigns.

(a) Except as provided in this Agreement and any other Parity Lien Security Document, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Parity Lien Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.6 Notices.

(a) Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee, 2026 Regulation D Secured Notes Trustee, 2026 Registered Secured Notes Trustee, or the Flex Notes Trustee:

Odyssey Transfer & Trust Company

2155 Woodlane Drive, Suite 100

Woodbury, Minnesota 55125

Attention: Corporate Trust Administration; Phoenix Energy One

Email: clientsUS@odysseytrust.com

with a copy to (which shall not constitute notice):

Odyssey Transfer & Trust Company

67 Yonge Street

Toronto, ON M5E 1J8

Attention: Mr. Brett Higgs

Email: BHiggs@OdysseyTrust.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10151

Attention: Todd A. Matras, Esq.

Email: tmatras@loeb.com

If to the Company or any other Grantor:

Phoenix Energy One, LLC

18575 Jamboree Road, Suite 830

Irvine, California 92612

Attention:  Robert Kaplan

Telephone:  (949) 346-3140

Email: RKaplan@phoenixenergy.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 11th Street, N.W., Suite 1000

Washington, District of Columbia 20004

Attention:  Christopher J. Clark; Ross McAloon

Telephone:  (202) 637-2200

Email: Christopher.J.Clark@lw.com; Ross.McAloon@lw.com

If to the Adamantium Lender:	Adamantium Capital LLC c/o Phoenix Energy One, LLC 18575 Jamboree Road, Suite 830 Irvine, California 92612 Attention: Robert Kaplan Telephone: (949) 346-3140 Email: RKaplan@phoenixenergy.com and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class certified mail, return receipt requested, by overnight air courier guaranteeing next day delivery, or electronic delivery to the to the relevant address or email address set forth above. Each Parity Lien Representative shall deliver notices or communications to lenders or holders of Parity Lien Debt as provided in the applicable Parity Lien Document. To the extent applicable, any notice or communication will also be so mailed to any Person described in §313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder.

If a notice or communication is mailed or electronically delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 7.7 Notice following Discharge of Parity Lien Obligations. Promptly following the discharge of any Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Parity Lien Representative.

Section 7.8 Entire Agreement. This Agreement states the complete agreement of the parties relating to the subject matter hereof and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.9 Compensation; Expenses. The Grantors jointly and severally agree to pay or reimburse (as applicable), promptly upon demand:

(1) such compensation to the Collateral Trustee as the Company and the Collateral Trustee may agree in writing from time to time for all services rendered by it in the execution of the Trust Estate hereby created and in the exercise and performance of any of the powers and duties hereunder of the Collateral Trustee;

(2) all reasonable and documented costs and out-of-pocket expenses incurred by the Collateral Trustee in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement, the Junior Lien Intercreditor Agreement or any other Parity Lien Document or any consent, amendment, waiver or other modification relating hereto or thereto; provided that this clause (2) shall not apply to amounts covered by clause (3) below;

(3) all reasonable fees, expenses and disbursements of external legal counsel (limited to one primary counsel to the Collateral Trustee, and, if necessary, one firm of local counsel to the Collateral Trustee in each relevant jurisdiction) and any third-party appraisers, consultants, advisors and agents engaged or retained by the Collateral Trustee or any Parity Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement, the Junior Lien Intercreditor Agreement and the other Parity Lien Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by any Grantor or any Guarantor;

(4) after the occurrence of any Parity Lien Debt Default, all reasonable costs and expenses (including reasonable counsel fees and expenses, limited to one primary counsel to the Collateral Trustee, and, if necessary, one firm of local counsel to the Collateral Trustee in each relevant jurisdiction) incurred by the Collateral Trustee and any Parity Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Parity Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel), accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives.

The agreements in this Section 7.9 will survive repayment of all Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.10 Indemnity.

(a) The Company and the other Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative, each holder of Parity Lien Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.10 will be payable within 10 days upon written demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.10 will survive repayment of all Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement and any other Parity Lien Documents.

Section 7.11 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.12 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.13 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Parity Liens.

Section 7.14 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Parity Lien Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(1) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.16 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT AND EACH PARITY LIEN SECURED PARTY BY ITS ACCEPTANCE OF A PARITY LIEN OBLIGATION WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER PARITY LIEN DOCUMENTS. THE SCOPE OF THIS WAIVER IS

INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER PARITY LIEN DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT AND EACH PARITY LIEN SECURED PARTY BY ITS ACCEPTANCE OF A PARITY LIEN OBLIGATION ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO AND EACH PARITY LIEN SECURED PARTY BY ITS ACCEPTANCE OF A PARITY LIEN OBLIGATION FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.17 Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Collateral Trustee, nor any other Parity Lien Representative is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Collateral Trustee or such Parity Lien Representative, as applicable, pursuant to procedures approved by such Person.

Section 7.18 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

Section 7.19 Grantors and Additional Grantors. Each Grantor who is a Grantor on the date hereof represents and warrants that it has duly executed and delivered this Agreement. The Company will cause each Person that hereafter becomes a Grantor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.19; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.19 are complied with.

Section 7.20 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.21 Rights and Immunities of Parity Lien Representatives. The Parity Lien Representatives will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the applicable Parity Lien Document and any future Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

Section 7.22 Junior Lien Intercreditor Agreement. Each Parity Lien Secured Party, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Junior Lien Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Junior Lien Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Junior Lien Intercreditor Agreement as “Junior Lien Collateral Trustee” (as defined in the Junior Lien Intercreditor Agreement), and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Junior Lien Intercreditor Agreement was delivered, or made available, to such Person. Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Junior Lien Intercreditor Agreement and, to the extent provided therein, the applicable “Junior Lien Collateral Documents” (as defined in the Junior Lien Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Junior Lien Intercreditor Agreement, the provisions of the Junior Lien Intercreditor Agreement shall control. Upon the written request of the Company, together with an Officer’s Certificate certifying that any such actions are permitted hereunder and under the Junior Lien Intercreditor Agreement, the Collateral Trustee agrees to enter into any amendments or joinders to the Junior Lien Intercreditor Agreement, without the consent of any Parity Lien Secured Party, to add additional Indebtedness as First Lien Obligations or Parity Lien Debt (to the extent permitted to be incurred and secured by the applicable Secured Debt Documents) and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other First Lien Obligations or the Parity Lien Debt, as applicable, then outstanding. Notwithstanding anything to the contrary contained herein, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of the First Lien Collateral Agent, the perfection actions and related deliverables described in this Agreement or the other Parity Lien Security Documents shall not be required. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Trustee pursuant to this Agreement and the other Parity Lien Security Documents are expressly subject and subordinate to the Liens and security interests granted in favor of the First Lien Secured Parties (as defined in the Junior Lien Intercreditor Agreement) and (ii) the exercise of any right or remedy by the Collateral Trustee hereunder is subject to the limitations and provisions of the Junior Lien Intercreditor Agreement. The First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, is an express third-party beneficiary of this Section 7.22, Section 2.3, Section 3.8, Section 4.1, Section 6.2, Section 6.5 and Section 7.1(a), and shall be entitled to enforce each such provision as if it were a party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

COMPANY:	PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

BORROWER:	PHOENIX OPERATING LLC

By:
Name:
Title:

OTHER GRANTORS:	PHOENIX EQUITY HOLDINGS, LLC

By:
Name:
Title:

PHOENIX CAPITAL GROUP HOLDINGS I LLC ADAMANTIUM CAPITAL LLC PHOENIX CAPITAL GROUP HOLDINGS, LLC FIREBIRD MARKETING, LLC

Each by: Phoenix Energy One, LLC, its Sole Member

By:
Name: Adam Ferrari
Title: Chief Executive Officer

[Signature Page to Collateral Trust Agreement]

FIREBIRD SERVICES, LLC

by: Phoenix Operating LLC, its Sole Member

By:
Name: Adam Ferrari
Title: Chief Executive Officer

[Signature Page to Collateral Trust Agreement]

COLLATERAL TRUSTEE, 2026 REGULATION D SECURED NOTES TRUSTEE, 2026 REGISTERED SECURED NOTES TRUSTEE, and FLEX NOTES TRUSTEE:	ODYSSEY TRANSFER AND TRUST COMPANY, as Collateral Trustee, trustee under the 2026 Regulation D Secured Notes Indenture, trustee under the 2026 Registered Secured Notes Indenture, and trustee under the Flex Notes Indenture

By:
Name: Rebecca Paulson
Title: President

[Signature Page to Collateral Trust Agreement]

ADAMANTIUM LENDER:	ADAMANTIUM CAPITAL LLC

By:
Name:
Title:

[Signature Page to Collateral Trust Agreement]

EXHIBIT A

[FORM OF]

ADDITIONAL PARITY LIEN DEBT CERTIFICATE

Reference is made to the Collateral Trust Agreement, dated as of [ ], 2026 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Phoenix Energy One, LLC (the “Company”), Phoenix Operating LLC (the “Borrower”), the Guarantors from time to time party thereto, Adamantium Capital LLC, as Adamantium Lender, Odyssey Transfer and Trust Company (“Odyssey”), as trustee under the 2026 Regulation D Secured Notes Indenture, Odyssey, as trustee under the 2026 Registered Secured Notes Indenture, Odyssey, as trustee under the Flex Notes Indenture, and Odyssey, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Parity Lien Debt Certificate is being executed and delivered in order to designate additional secured debt as Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company, hereby certifies on behalf of [the Company or applicable Grantor] that:

(A) [the Company or applicable Grantor] intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) which will be permitted by each applicable Parity Lien Document [insert if Discharge of First Lien Obligations has not occurred: and the First Lien Documents] to be secured by a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(B) the name and address of the Parity Lien Representative for the Additional Parity Lien Debt for purposes of Section 7.6 of the Collateral Trust Agreement is:

Telephone:

Email:

(C) each of the Company and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Parity Lien Debt is secured by the Collateral in accordance with the Parity Lien Security Documents;

(D) attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company and each Grantor, and

(E) the Company has caused a copy of this Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each existing Parity Lien Representative.

IN WITNESS WHEREOF, the Company has caused this Additional Parity Lien Debt Certificate to be duly executed by the undersigned officer as of [ • ], 20[ • ].

PHOENIX ENERGY ONE, LLC

By:

Name:

Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Parity Lien Debt Certificate.

[insert name of Collateral Trustee], as Collateral Trustee

By:

Name:

Title:

EXHIBIT 1 TO ADDITIONAL PARITY LIEN DEBT CERTIFICATE

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement, dated as of [ ], 2026 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Phoenix Energy One, LLC (the “Company”), Phoenix Operating LLC (the “Borrower”), the Guarantors from time to time party thereto, Adamantium Capital LLC, as Adamantium Lender, Odyssey Transfer and Trust Company (“Odyssey”), as trustee under the 2026 Regulation D Secured Notes Indenture, Odyssey, as trustee under the 2026 Registered Secured Notes Indenture, Odyssey, as trustee under the Flex Notes Indenture, and Odyssey, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of [ • ], 20[ • ] in connection with an Additional Parity Lien Debt Certificate of even date herewith which Additional Parity Lien Debt Certificate has designated additional Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as Parity Lien Debt as set forth in the Additional Parity Lien Debt Certificate of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Parity Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Parity Lien Document to which it is a party, shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Parity Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of the Company and Guarantors]

Name:

Title:

EXHIBIT B

[FORM OF]

COLLATERAL TRUST JOINDER - ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement, dated as of [ • ], 2026 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Phoenix Energy One, LLC (the “Company”), Phoenix Operating LLC (the “Borrower”), the Guarantors from time to time party thereto, Adamantium Capital LLC, as Adamantium Lender, Odyssey Transfer and Trust Company (“Odyssey”), as trustee under the 2026 Regulation D Secured Notes Indenture, Odyssey, as trustee under the 2026 Registered Secured Notes Indenture, Odyssey, as trustee under the Flex Notes Indenture, and Odyssey, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Parity Lien Debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,[ • ], a [ • ] (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Parity Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Additional Secured Debt Designation

The undersigned, on behalf of itself and each holder of Obligations in respect of the [Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of each existing and future holder of such Obligations, all holders of each current and future Series of Parity Lien Debt, each other current and future Parity Lien Representative and each current and future holder of Parity Lien Obligations and as a condition to being treated as Parity Lien Debt under the Collateral Trust Agreement that:

(a) all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any [Series of Parity Lien Debt], whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) the undersigned and each holder of Obligations in respect of the [Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement, the other Parity Lien Security Documents and the Junior Lien Intercreditor Agreement.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of [ • ], 20[ • ].

[insert name of the new representative or Trustee]

Name:

Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

[insert name of Collateral Trustee], as Collateral Trustee

Name:

Title:

EXHIBIT C

[FORM OF]

COLLATERAL TRUST JOINDER - ADDITIONAL GRANTOR

Reference is made to the Collateral Trust Agreement, dated as of [ • ], 2026 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Phoenix Energy One, LLC (the “Company”), Phoenix Operating LLC (the “Borrower”), the Guarantors from time to time party thereto, Adamantium Capital LLC, as Adamantium Lender, Odyssey Transfer and Trust Company (“Odyssey”), as trustee under the 2026 Regulation D Secured Notes Indenture, Odyssey, as trustee under the 2026 Registered Secured Notes Indenture, Odyssey, as trustee under the Flex Notes Indenture and Odyssey, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.19 of the Collateral Trust Agreement.

1. Joinder. The undersigned, [ • ], a [ • ], hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of [ • ], 20[ • ].

[________________________________________________]

By:

Name:

Title:

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